INVESTOR’S RIGHTS AGREEMENT

This INVESTOR’S RIGHTS AGREEMENT (this “Agreement”) is entered into on this 24th day of August, 2011, by and between Li3 Energy, Inc., a Nevada corporation (the “Company”), and POSCO Canada Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Investor”).

The Company and the Investor are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and the Investor have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on the date hereof; and

WHEREAS, the entering into of this Agreement is a condition precedent to the Investor’s purchase of certain securities of the Company under the Securities Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.
INTERPRETATION

1.1         Definitions.  The following terms used in this Agreement shall have the meanings set forth below.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

“Advice” shall have the meaning set forth in Section 5.2.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

“Annual Business Plan” means the annual business plan and budget prepared by the Company and duly approved by the Board of Directors.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, and (b) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within those jurisdictions, (ii) the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, (iii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Articles of Incorporation” means the amended and restated articles of incorporation of the Company, as may be amended from time to time.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day that banks in the United States of America, Canada or the Republic of Korea are required by law or executive order to be closed.

“Closing” has the meaning set forth in the Securities Purchase Agreement.

“Common Stock” means the common shares, par value US$0.001 per share, of the Company.

“Common Stock Equivalents” means securities exercisable or convertible into Common Stock.

“Company” means Li3 Energy Inc., a company incorporated and existing under the laws of the State of Nevada.

“Confidential Information” shall have the meaning set forth in Section 13.1.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at shareholders’ meetings of such Person or power to control the composition of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Effectiveness Date” means, with respect to a Registration Statement required to be filed hereunder, the 120th calendar day following the date of filing thereof with the SEC; provided, however, that in the event the Company is notified by the SEC that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(a).

“Equity Securities” means any Common Stock and Common Stock Equivalents.

“Event” shall have the meaning set forth in Section 2.1(d).

“Event Date” shall have the meaning set forth in Section 2.1(d).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Issuances” shall have the meaning set forth in Section 7.1.

“FCPA” means the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means Form S-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Filing Date” means, with respect to any Registration Statement required hereunder, the 75th calendar day following the date of request by Investor to have unregistered Registrable Securities registered and, with respect to any additional Registration Statements which may be required pursuant to Article II or Article III, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, the Republic of Chile, or any foreign country and their respective local and provincial branches or departments.

“Group Company” means each of the Subsidiaries and any other Person (other than a natural person) currently or hereafter Controlled by the Company (collectively, the “Group Companies”).

“Holder” or “Holders” shall mean the shareholders of the Company.

“Indemnified Party” shall have the meaning set forth in Section 4.3(a).

“Indemnifying Party” shall have the meaning set forth in Section 4.3(a).

“Initial Appointment” shall have the meaning set forth in Section 8.1.

“Investor Director” means the Investor Nominee appointed to the Board of Directors pursuant to the terms of this Agreement.

“Investor Nominee” shall have the meaning set forth in Section 8.1.

“Issuance Notice” shall have the meaning set forth in Section 7.3.

“Issuance Notice Period” shall have the meaning set forth in Section 7.4.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued to the Group Companies by any Governmental Authority.

“Liquidation Event” means (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, amalgamation or merger of the Company with or into any other Person or other corporate reorganization in which the Holders immediately prior to such consolidation, amalgamation, merger or reorganization own less than 50% of the surviving entity’s voting power immediately after such consolidation, merger, amalgamation or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company’s domicile, or (c) a sale, lease or other disposition or all or substantially all of the assets or the Company, provided that treatment of any of the foregoing events as a Liquidation Event may be waived by the Holders of a majority of the then outstanding Common Stock.

“Losses” shall have the meaning set forth in Section 4.1.

“New Securities” shall have the meaning set forth in Section 7.1.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Preemptive Right” shall have the meaning set forth in Section 7.2.

“Pro Rata Percentage” means a fraction, the numerator of which shall be the total number of shares of the Company’s outstanding Common Stock held by the Investor and the denominator of which shall be the total number of shares of the Company’s outstanding Common Stock held by all holders of Common Stock.

“Proposed Issuance” shall have the meaning set forth in Section 7.3.

“Proposed Recipient” shall have the meaning set forth in Section 7.2.

“Prospectus” means a final prospectus and a prospectus supplement relating to the offering of securities to be filed with the SEC pursuant to Rule 430A.

“Registrable Securities” means, as of any date of determination, (a) all Common Stock purchased by the Investor pursuant to the Purchase Agreement, (b) all Common Stock then issuable to the Investor upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issuable to the Investor in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitation on exercise set forth in the Warrants) and (d) any securities issued or then issuable to the Investor upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) once (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Investor in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities may be sold into the public market by Investor without registration in any thirty (30) day period pursuant to Rule 144 or otherwise (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terns “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Article II and any additional registration statements contemplated by Article II or Article III, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Representatives” shall have the meaning set forth in Section 13.1.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission of the United States.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement made as of the date hereof by and between the Company and the Investor.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3.1(a).

“Shares” means the shares of Common Stock and Warrant Shares issued or issuable to the Investor pursuant to the Securities Purchase Agreement.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly Controlled by such Person.

“Trading Day” means a day on which a principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, the Securities Purchase Agreement, this Investor’s Rights Agreement, the Warrants and any other document or agreement contemplated herein or therein.

“US GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“Warrants” means, collectively, the common share purchase warrants delivered to the Investor at the Closing in accordance with Section 2.1 and Section 2.2 of the Securities Purchase Agreement, which Warrants shall expire three (3) years from the date hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2         Interpretation.

(a)           Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)           Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa,

(c)           Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)           Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)           Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment and “lawful” shall be construed accordingly.

(f)           References to Documents.  References to this Agreement include the Annexes, which form an integral part hereof.  A reference to any Section or Annex is, unless otherwise specified, to such Section of, or Annex to this Agreement.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Annex hereto.  A reference to any document (including this Agreement) is to that document as amended from time to time.

(g)           Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that date.

(h)           Writing.  References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)           Language.  This Agreement is drawn up in the English language.  If this Agreement is translated into any language other than English, the English language version shall be controlling.

1.3         Intent.  The terms of Section 2 through Section 6 of this Agreement are drafted primarily in contemplation of an offering of Ordinary Shares in the United States of America.  The parties recognize, however, the possibility that securities may be qualified or Registered in a jurisdiction other than the United States of America for offering to the public. Accordingly, it is their intention that, whenever this Agreement refers to a law or institution of the United States of America but the parties wish to effectuate qualification or Registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question.

ARTICLE II.
SHELF REGISTRATION

2.1         Registration on Form S-3.

(a)           If requested by the Investor, the Company shall prepare and file with the SEC a Registration Statement covering the resale of any Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415; provided that the Investor shall only have such right to demand registration after the date that is 12 months following the date of issuance of such Registrable Securities.  Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2.2) or such other form applicable to a jurisdiction in which the Company’s Common Stock may from time to time be listed on a securities exchange or automatic quotation service.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause any Registration Statement filed under this Agreement (including, without limitation, under Section 3.1(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) otherwise cease to be Registrable Securities (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Investor via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such Registration Statement.  The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424.  Failure to so notify the Investor within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2.1(d).

(b)           Notwithstanding the registration obligations set forth in Section Article II, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Investor thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2.2; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)           Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2.1(d), if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by the Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)           First, the Company shall reduce or eliminate any securities to be included by any Person other than the Investor; and

(ii)          Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered and there are more than one Investor, to the Investors on a pro rata basis based on the total number of unregistered Warrant Shares held by each Investor).

In the event of a cutback hereunder, the Company shall give the Investor at least five (5) Trading Days prior written notice.  In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the original Registration Statement, as amended; provided that Investor promptly notifies the Company of all sales by Investor pursuant to the Registration Statement.

(d)           If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Investor the opportunity to review and comment on the same as required by Section 3.1 herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date of the Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Investor is otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Investor may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of (1) the product of (A) 2.0% multiplied by (B) the quotient of (I) the number of the Investor’s Registrable Securities that are not then covered by a Registration Statement that is then effective and available for use by the Investor divided by (II) the total number of the Investor’s Registrable Securities and (2) the aggregate purchase price paid by the Investor pursuant to the Securities Purchase Agreement; provided, however, that, in the event that none of the Investor’s Registrable Securities are then covered by a Registration Statement that is effective and available for use by the Investor, the quotient of (I) divided by (II) in clause (1)(B) herein shall be deemed to equal 1. The parties agree that the maximum aggregate liquidated damages payable to the Investor under this Agreement shall be 10% of the aggregate Subscription Amount (as defined in the Securities Purchase Agreement) paid by the Investor pursuant to the Securities Purchase Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

2.2         Registration Other Than on Form S-3.  If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

ARTICLE III.
PROCEDURES

3.1         Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Investor, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Investor’s counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Investor has been so furnished copies of a Registration Statement or one (1) Trading Day after the Investor has been so furnished copies of any related Prospectus or amendments or supplements thereto. Investor agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which the Investor receives draft materials in accordance with this Section.

(b)           (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Investor true and complete copies of all correspondence from and to the SEC relating to a Registration Statement, and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Investor thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

(c)           If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Investors of such excess shares of Registrable Securities.

(d)           Notify the Investor (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus;

(e)           Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f)           Furnish to the Investor, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form;

(g)           Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.1(d);

(h)           The Company shall cooperate with any broker-dealer through which the Investor proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by the Investor, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor;

(i)           Prior to any resale of Registrable Securities by the Investor, use its commercially reasonable efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Investor under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(j)           If requested by the Investor, cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request;

(k)           Upon the occurrence of any event contemplated by Section 3.1(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with clauses (iii) through (vi) of Section 3.1(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Investor shall suspend use of such Prospectus.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3.1(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2.1(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period;

(l)           Comply with all applicable rules and regulations of the SEC;

(m)           The Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities; and

(n)           The Company may require the Investor to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by the Investor and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because the Investor fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to the Investor shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to the Investor, until such information is delivered to the Company.

3.2         Registration Expenses.  All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which the Investor intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of the Investor or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Investor.

ARTICLE IV.
INDEMNIFICATION

4.1         Company Indemnity.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3.1(d)(iii)-(vi), the use by the Investor of an outdated, defective or otherwise unavailable Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Investor and prior to the receipt by the Investor of the Advice contemplated in Section 5.2, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Investor promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by the Investor in accordance with Section 6.4.

4.2         Investor Indemnity.  The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Investor’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3.1(d)(iii)-(vi), to the extent, but only to the extent, related to the use by the Investor of an outdated, defective or otherwise unavailable Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Investor and prior to the receipt by the Investor of the Advice contemplated in Section 5.2.  In no event shall the liability of the Investor under this Section 4.2 be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

4.3         Conduct of Indemnification Proceedings.

(a)           If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b)           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c)           Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

4.4         Contribution.

(a)           If the indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 4.4, the Investor shall not be required to contribute pursuant to this Section 4.4, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)           The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE V.
MISCELLANEOUS REGISTRATION MATTERS

5.1         Compliance. The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.2         Discontinued Disposition.  By its acquisition of Registrable Securities, the Investor agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3.1(d)(iii) through (vi), the Investor will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company agrees and acknowledges that any periods during which the Investor is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2.1(d).

5.3         Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Investor requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 5.3 that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective Registration Statement. The Company may, without the consent of the Investor, withdraw such registration statement prior to its becoming effective if the Company or such other selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

ARTICLE VI.
ADDITIONAL UNDERTAKINGS

6.1         Reports under the Exchange Act.  With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit the Investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)           Make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           file with or submit to the SEC in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

6.2         Limitations on Subsequent Registration Rights.  From and after the date hereof, the Company shall not enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would (a) grant such holder or prospective holder any registration rights substantially similar to or more advantageous than those rights granted pursuant to this Agreement or (b) allow such holder or prospective holder to include such securities in any Registration filed under Section 2 or Section Article III, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Investor that are included.

6.3         Termination of Registration Rights.

(a)           Notwithstanding anything to the contrary in this Agreement, the registration rights set forth in Section Article II of this Agreement shall terminate on the date that is five (5) years following the date of this Agreement.  Furthermore, Shares shall cease to be Registrable Securities once an opinion is issued by U.S. counsel to the Company stating that all such Shares proposed to be sold by the Investor may then be sold without Registration in any thirty (30) day period pursuant to Rule 144 promulgated under the Securities Act, which counsel and opinion shall be reasonably satisfactory to the Investor.

(b)           Notwithstanding anything to the contrary in this Agreement, if the Company obtains from the SEC a “no-action” letter in which the SEC indicated that it will take no action if, without Registration under the Securities Act or other Applicable Securities Laws, the Investor disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which the Investor proposes to dispose of Registrable Securities included in that request (including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Investor) and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request for Registration, shall not be eligible for Registration under Section Article II and Section Article III with respect to the proposed disposition.  Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 6.3 does not apply.

6.4         Assignment of Registration Rights.  The right to cause the Company to Register Registrable Securities pursuant to this Agreement may be assigned by the Investor to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and (c) such transferee or assignee acquires Registrable Securities with an estimated market value of not less than US$5,000,000, provided further that sub-section (c) of this Section 6.4 shall not apply to any transfer or assignment of Registrable Securities by the Investor to an Affiliate of the Investor.

ARTICLE VII.
PREEMPTIVE RIGHT

7.1         General.  For purposes of this Section 7, “New Securities” shall mean all Common Stock and Common Stock Equivalents, whether now authorized or not, issued by the Company after the date of this Agreement other than the following issuances (collectively, the “Exempted Issuances”):

(a)           Common Stock issued or issuable pursuant to a share split, share dividend, combination, recapitalization or other similar transactions of the Company in which all Shareholders of the Company are entitled to participate on a pro rata basis;

(b)           any Common Stock issued or issuable upon the exercise of any option, warrant or other convertible or exercisable securities of the Company (i) outstanding as of the date of this Agreement or (ii) issued in an Exempted Issuance;

(c)           securities issued to employees, officers, directors, or consultants of the Company or its Subsidiaries pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors thereof;

(d)           securities issued in connection with bona fide strategic transactions entered into by the Company or its Subsidiaries, whether by merger, consolidation, joint venture, acquisition, sale or purchase of assets, sale, purchase or exchange of stock or otherwise, in each case approved by the Board (and, if and to the extent required by Section 8.3, approved by Investor including by the vote or consent of the Investor Director) where the Board has determined, in good faith, that such transaction is not primarily for the purpose of raising capital; or

(e)           securities issued to service providers (such as investor relations firms) or lessors in consideration for bona fide services provided to the Company or its Subsidiaries in each case that are approved by the Board.

7.2         Preemptive Right.  For so long as the Investor owns any Shares, the Company shall not issue New Securities to any Person (the “Proposed Recipient”) unless the Company shall have also offered to the Investor the right (the “Preemptive Right”) to purchase up to that number of  Common Stock or Common Stock Equivalents such that the Investor’s Pro Rata Percentage upon the consummation of such new issuance (as calculated to include any Common Stock or Common Stock Equivalents acquired by the Investor pursuant to the exercise of its Preemptive Right) remains equal to its Pro Rata Percentage prior to the issuance of New Securities.

7.3         Notice.  Not less than fifteen (15) days before a proposed issuance of New Securities other than in connection with an Exempted Issuance (a “Proposed Issuance”), the Company shall deliver to the Investor written notice (the “Issuance Notice”) of the Proposed Issuance setting forth (a) the number, type and terms of the securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance and (c) the identity of the Proposed Recipients.

7.4         Exercise of Right.  Within ten (10) days following the receipt of the notice referred to in Section 7.3 (the “Issuance Notice Period”), the Investor may elect to exercise its rights under this Section 7 to purchase New Securities being proposed to be issued to the Proposed Recipient on the same terms and conditions as set forth on the Issuance Notice by giving written notice to the Company specifying the number of securities to be purchased by the Investor.  Except as provided in the next sentence, failure by the Investor to give such notice within the Issuance Notice Period shall be deemed a waiver by Investor of its rights under this Section 7 with respect to such Proposed Issuance.  If the Investor fails to give the notice required under this Section 7.4 solely because of the Company’s failure to comply with the notice provisions of Section 7.3, then the Company shall not issue securities pursuant to this Section 7 and if any securities are purported to be issued, such issuance of securities shall be void.

7.5         Sales by the Company.  For a period of sixty (60) days following the expiration of the ten (10) day period described in Section 7.4 above, the Company may issue the New Securities with respect to which the Investor’s preemptive right under this Section 7 was not exercised, at a price and upon terms not more favorable to the Proposed Recipient thereof than specified in the Issuance Notice.  In the event the Company has not completed the sale of such securities to the Proposed Recipient within such sixty (60) day period, the Company shall not thereafter issue or sell any securities without first again offering such securities to the Investor in the manner provided in this Section 7.

ARTICLE VIII.
INVESTOR DIRECTOR

8.1         Appointment of Investor Director.

(a)           As soon as practicable after the Initial Closing (as such term is defined in the Securities Purchase Agreement), the Company shall appoint (such appointment, the “Initial Appointment”) to the Board Hyundae Kim, who has been nominated by the Investor (the “Investor Nominee”).  Following the Initial Closing, the Board shall consist of no more than seven directors, one of whom shall be the Investor Nominee.

(b)           Following the Initial Appointment, for so long as the Investor owns not less than 10% of the issued and outstanding Common Stock, the Board of Directors shall take all reasonable action such that the Investor Nominee shall be appointed, nominated and elected to, and serve as a member of, the Board.  Without limiting the foregoing: (a) in connection with each annual meeting or special meeting of stockholders at which directors will be elected, the Board shall nominate for election, shall recommend the election of, shall solicit proxies and campaign for the election of and shall otherwise use (and shall cause the Company to use) its best efforts to ensure the election of the Investor Nominee; (b) the Company’s nominating and corporate governance committee, if any, shall recommend to the Board that the Investor Nominee be included in the slate of nominees recommended by the Board to the stockholders for election as directors at each annual and special meeting of stockholders at which directors will be elected; (c) Investor Director shall be appointed to each committee of the Board; and (d) in the event that the Investor Director shall cease to serve as a Director for any reason, the vacancy resulting thereby shall be filled promptly by appointment to the Board of a successor Investor Nominee (it being agreed that if an Investor Director resigns due to his/her failure to receive sufficient votes to be elected, the Board shall fill the vacancy with a different individual designated by the Investor and that if a Investor Nominee is not elected following an election contest, the Board will expand the size of the Board and appoint a different individual designated by the Investor to fill the newly created vacancy) reasonably acceptable to the Company.  At each annual meeting of stockholders of the Company, or at any other meeting of the stockholders of the Company, at which the stockholders will consider and act upon a proposal to withhold votes from, remove or replace the Investor Director as a member of the Board or to withhold votes from the election of such Investor Director, the Company and the Directors shall take all reasonable action for the purpose of defeating such effort, including actively soliciting proxies and campaigning in opposition to any such proposal or withhold campaign. The rights herein of the Investor to nominate an Investor Director, and the obligations of the Company, the Board, any committee of the Board and the Investor as provided in this Section 8 with respect to the Investor Director, shall not be affected, limited or modified by any change in the size or classification of the Board.

8.2         Director’s Access.  The Investor Director shall be entitled to examine the books and accounts of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Company or any Group Company.  The Company shall provide such information relating to the business affairs and financial position of the Company as the Investor Director may require.  The Investor Director may provide such information to the Investor.

8.3         Acts of the Company.  Until the earlier of (i) the Investor owning less than 10% of the issued and outstanding Common Stock and (ii) the aggregate market capitalization of the Company exceeding $250 million, the Company shall not take any of the following actions or cause any Group Company to take the following actions without the approval of the Investor (which approval may be evidenced by the affirmative vote or consent of the Investor Director), which approval shall not be unreasonably withheld:

(a)           adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Group Company;

(b)           effect a sale of all or substantially all of the Company’s assets or which results in the Shareholders prior to the transaction owning less than a majority of the voting power of the Company’s common stock after the transaction other than an equity financing in which the Company is the surviving corporation;

(c)           incur any indebtedness for borrowed money or issue any debt security, assume, guarantee or create any liability for borrowed money, if the aggregate indebtedness of the Company and its Subsidiaries following such action would exceed $1,000,000 not including (i) capital lease and purchase money debt and (ii) debt of the Company and its Subsidiaries outstanding on the date of this Agreement or any debt incurred hereafter solely to refinance such outstanding debt;

(d)           create or take any action that results in the Company holding the capital stock of any Subsidiary that is not wholly owned (directly or indirectly) by the Company, other than those Subsidiaries in existence as of the date of this Agreement;

(e)           transfer or license any of the Company’s proprietary technology to a third party;

(f)           amend, alter, waive or repeal any provision of the Articles of Incorporation or any other constitutional documents of the Company or any Group Company;

(g)           substantially change the scope of the Company’s business from that described in the Company’s Form S-1 filed with the SEC on July 1, 2011; or

(h)           amend or waive any non-competition or non-solicitation provision of the applicable to the Company’s Chief Executive Officer or Chief Operating Officer.

ARTICLE IX.
ADDITIONAL AGREEMENTS AND COVENANTS

9.1         Additional Agreements and Covenants.

(a)           The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles.

(b)           The Company will promptly deliver to the Investor when available one copy of each annual report on Form 10-K and quarterly report on Form 10-Q of the Company, as filed with the SEC. In the event the Company is not required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company may, in lieu of the requirements of the preceding sentence, deliver, or cause to be delivered, the following to the Investor:

(i)           as soon as available, but not later than one hundred five (105) days after the end of each fiscal year of the Company (or, if not a Business Day, on the next succeeding Business Day), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and1

(ii)          as soon as available, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year (or, if not a Business Day, on the next succeeding Business Day), the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter.2

9.2         Compliance.  As long as the Investor or transferee thereof holds any Shares:

(a)           (i) the Company shall not and (ii) the Company shall ensure that the Company’s Subsidiaries and their respective officers, directors, and representatives shall not, make, directly or indirectly, any payment, loan or gift of any money, or anything of value to, or for the use of, any government official (including an official of a government-owned or controlled entity), any political party or official, or any candidate for political office, or any other person where it knows or has reason to know that such payment, loan or gift would be given directly or indirectly to any government official or political party or official candidate, and they shall not take any action or make any payment (including promises to take action or make payments), in each case for the purpose of inducing any of the foregoing persons to do any act to make any decisions in his or its official capacity (including a decision to fail to perform his or its official function) or use his or its influence with a government or instrumentality in order to affect any act or decision of such government or instrumentality in order to assist the Company or the Investor or their respective Subsidiaries in obtaining or retaining any business or to obtain an unfair competitive advantage or which may cause the Company or the Investor or their respective Subsidiaries to be in violation of, the FCPA or similar laws and regulations; and

(b)           Each transaction of the Group Companies shall be properly and accurately recorded in all material respects on the books and records of the Group Companies, and each document upon which entries such books and records are based shall be maintained completely and accurately in all material respects.  The Group Companies shall at all times maintain a system of internal accounting controls reasonably designed to insure that the Group Companies maintain no off-the-books accounts and the assets of the Group Companies shall be used only in accordance with the Company’s management directives.

1 POSCO to confirm.

2 POSCO to confirm.

ARTICLE X.
ASSIGNMENTS AND TRANSFERS; THIRD PARTY BENEFICIARIES

10.1       Assignments and Transfers; Third Party Beneficiaries.  Except with respect to the transfer or assignment of registration rights, which is governed by Section 6.4 of this Agreement, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of; and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of the Investor hereunder shall be assignable by the Investor to an Affiliate of the Investor, provided that such transferee agrees in writing to be bound by the terms of this Agreement.  This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

ARTICLE XI.
EFFECT OF CHANGE IN COMPANY’S CAPITAL STRUCTURE

11.1       Effect of Change in Company’s Capital Structure.  With respect to the calculation of Common Stock and Common Stock Equivalents pursuant to this Agreement, appropriate adjustments shall be made to reflect stock dividends, stock splits, reverse stock splits, combinations, reclassifications or similar changes in the capital structure of the Company.

ARTICLE XII.
FURTHER INSTRUMENTS AND ACTIONS

12.1       Further Instruments and Actions.  Each of the Parties agrees from time to time to execute and deliver, or cause to be executed and delivered, such further documents and other instruments and to take such further actions as may reasonably be necessary to effectively carry out the intent of this Agreement.

ARTICLE XIII.
CONFIDENTIALITY

13.1       General Obligation.  Each Party undertakes to the other Party that it shall not reveal, and that it shall procure that its Affiilates and its and their respective directors, observers, equity interest holders, current or prospective partners, members, advisors and bankers, officers, employees, agents, consultants, auditors and professional advisors (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of the Company or the concerned Party, as the case may be, or use any Confidential Information for any purpose other than evaluating transactions and potential transactions between it and the other Party.  The term “Confidential Information” as used in this Section 13 means, (a) any information concerning the organization, business, technology, safety records, investment, finance, transactions or affairs of any Party or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement) and (b) any other information or materials prepared by a Party or any Group Companies or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information.  The Company shall procure that each of the Company and its Representatives, and the Investor shall procure that each of the Investor and its Representatives (including each Investor Director) shall comply with the obligations set forth in this Section 13 as if each were a Party to this Agreement.

13.2       Exceptions.  The provisions of Section 13.1 shall not apply to:

(a)           disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

(b)           disclosure by a Party to a Representative; provided that such Representative (i) is under a similar obligation of confidentiality and non-use or (ii) is otherwise under a binding professional obligation of confidentiality;

(c)           disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

(d)           disclosure by an Investor or its Affiliates of Confidential Information to any Person with whom the Investor or its Affiliate intends to enter into or has entered into a contractual relationship with respect to the Company or an Investor’s investment in the Company (provided that such Person has been informed of the confidential nature of the information being disclosed and has agreed to maintain the confidentiality of such information and not to use such information for any purpose other than evaluating such contractual relationship).

13.3       Inside Information.  Investor hereby acknowledges and agrees that it is aware, and that it will advise its Representatives who are furnished Confidential Information, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company.

13.4       Publicity.  Except as required by law, by any Governmental Authority, by any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no press release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without the prior written consent of all the other Parties.  The Investor hereby consents to the Company’s public disclosure of the information set forth in the draft Current Report on Form 8-K attached hereto as Annex A.  The Parties each expressly consent to the dissemination of a press release in substantially the form attached hereto as Annex B.

ARTICLE XIV.
TERM AND TERMINATION

14.1       Effective Date; Termination.  This Agreement shall become effective upon the execution hereof by all of the Parties and, except as otherwise provided herein, shall continue in effect until the earlier to occur of (a) the date on which the Investor no longer holds any Shares and (b) any date agreed upon in writing by all of the Parties.

14.2       Consequences of Termination.  If this Agreement is terminated pursuant to Section 14.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Article XIV and Article IV (Indemnification), Article XIII (Confidentiality), Section 15.1 (Governing Law) and Section 15.4 (No Partnership).  Nothing in this Section 14.2 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

ARTICLE XV.
MISCELLANEOUS

15.1       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15.2       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.3       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day (as such term is defined in the Securities Purchase Agreement), (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications for each Party shall be as set forth on the signature pages attached hereto or as otherwise modified by such Party pursuant to notice delivered to the other Party in accordance with this Section 15.3.

15.4       No Partnership.  The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law.  The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of this Agreement or the other Transaction Documents.  To the extent that any Party, by word or action, represents to another Person that any Party is a partner or that the Company is partnership, the Party making such representation shall be liable to the other Party for any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any pending or threatened legal action or proceeding) arising out of or relating to such representation.  The provisions of this Section 15.4 shall survive the termination of this Agreement.

15.5       Amendments and Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.6       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15.7       Entire Agreement.  This Agreement (including the Annexes hereto) contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and annexes.

15.8       Avoidance of Restrictions.  The Parties agree that the transfer restrictions in this Agreement and/or the Purchase Agreement shall not be capable of being avoided by the holding of Equity Securities indirectly through a company or other entity that can itself be sold in order to dispose of any interest in Equity Securities free of such restrictions.

15.9       No Inconsistent Agreements.  None of the Group Companies has entered, as of the date hereof, nor shall any Group Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investor or would otherwise conflict with the provisions hereof.  Except as set forth on Schedule 1, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

15.10     Execution and Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.11     Remedies.  The remedies provided herein are cumulative and not exclusive of any other remedies provided by law. In the event of a breach by the Company or by the Investor of any of their respective obligations under this Agreement, the Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  The Company and the Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

15.12     WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

LI3 ENERGY INC.

By:	/s/ Luis Saenz

Name:	Luis Saenz

Capacity:	CEO

Address:	Av. Pardo y Aliaga 690
Lima 27, Perú

Attention:

Fax:

INVESTOR:

POSCO CANADA LTD.

By:	/s/ Yong Keun Kim

Name:	Yong Keun Kim

Capacity:	President

Address:	Suite 2350-650 W. Georgia Street
Vancouver B.C. V6B 4N9
Canada

Attention:	Yong Gun Kang

Fax: